Exhibit 99.1

Financial Statements

Zurvita, Inc.

(A Wholly-Owned Subsidiary of The Amacore Group, Inc.)

For the Period from January 25, 2008 (Date of Inception) through December 31, 2008

Zurvita, Inc.
(A Wholly-Owned Subsidiary of The Amacore Group, Inc.)

Independent Auditor’s Report

To the Board of Directors and Stockholder
Zurvita, Inc. (A Wholly-Owned Subsidiary of The Amacore Group, Inc.)

We have audited the accompanying balance sheet of Zurvita, Inc. (a wholly-owned subsidiary of The Amacore Group, Inc.) as of December 31, 2008, and the related statements of operations, stockholder’s deficit and cash flows for the period from January 25, 2008 (date of inception) through December 31, 2008.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zurvita, Inc. as of December 31, 2008, and the results of its operations and its cash flows for the period from January 25, 2008 (date of inception) through December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has incurred a significant loss from operations and has negative working capital.  This raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ McGladrey & Pullen, LLP
Orlando, Florida
June 22, 2009

Zurvita, Inc.
(A Wholly-Owned Subsidiary of The Amacore Group, Inc.)

Balance Sheet
December 31, 2008

2008
ASSETS
Current assets
Accounts receivable	$10,963
Agent advanced compensation	622,206
Total current assets	633,169
Property, plant and equipment (net of accumulated
depreciation of $11,882)	131,758
Agent advanced compensation	507,299
Legal retainer	50,000
Merchant account deposit	115,333
Security deposit	8,216
Total assets	$1,445,775

LIABILITIES AND STOCKHOLDER'S DEFICIT Current liabilities
Accounts payable	204,626
Accrued expenses	680,591
Deferred revenue	1,085,676
Total current liabilities	1,970,893

Commitments and contingencies (Note 10)

Stockholder's deficit
Common stock, $.01 par value, 100 shares authorized; 100 shares issued and outstanding.	1
Additional paid-in capital	5,698,904
Accumulated deficit	(6,224,023)
Total stockholder's deficit	(525,118)
Total liabilities and stockholder's deficit	$1,445,775

The accompanying notes are an integral part of these financial statements.

Zurvita, Inc.
(A Wholly-Owned Subsidiary of The Amacore Group, Inc.)

Statement of Operations
For the Period from January 25, 2008 (Date of Inception) through December 31, 2008

2008
REVENUES
Commissions	$458
Marketing fees and materials	1,238,919
Membership fees	1,065,332
Total revenues	2,304,709

COST OF SALES
Benefit and service cost	481,933
Sales commissions	2,465,238
Total cost of sales	2,947,171

GROSS PROFIT (LOSS)	(642,462)

OPERATING EXPENSES
Depreciation	11,882
Office related expenses	181,528
Payroll and employee benefits	943,000
Professional fees	2,286,433
Selling and marketing	1,757,873
Travel	384,712
Total operating expenses	5,565,428

Loss from operations before income taxes	(6,207,890)

Income taxes	16,133

Net loss	$(6,224,023)

The accompanying notes are an integral part of these financial statements.

Zurvita, Inc.
(A Wholly-Owned Subsidiary of The Amacore Group, Inc.)

Statement of Stockholder’s Deficit
For the Period from January 25, 2008 (Date of Inception) through December 31, 2008

	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders Deficit
Balance, January 25, 2008	$-	$-	$-	$-
Issuance of common stock	1	-	-	1
Contributions of capital	-	5,534,674	-	5,534,674
Share based compensation (non-cash capital contribution)	-	164,230	-	164,230
Net loss	-	-	(6,224,023)	6,224,023)
Balance, December 31, 2008	$1	$5,698,904	$(6,224,023)	$(525,118)

The accompanying notes are an integral part of these financial statements.

Zurvita, Inc.
(A Wholly-Owned Subsidiary of The Amacore Group, Inc.)

Statement of Cash Flows
For the Period from January 25, 2009 (Date of Inception) through December 31, 2008

2008
Cash flows from operating activities
Net loss	$(6,224,023)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	11,882
Share-based compensation	164,230
Changes in operating assets and liabilities
Increase in accounts receivable	(10,963)
Increase in agent advanced compensation	(1,129,505)
Increase in legal retainer	(50,000)
Increase in merchant account deposits	(115,333)
Increase in security deposits	(8,216)
Increase in accounts payable and accrued expenses	1,110,321
Increase in deferred revenue	1,085,676
Net cash used in operating activities	(5,165,931)

Cash flows from investing activities
Purchase of property and equipment	(143,640)
Net cash used in investing activities	(143,640)
Cash flows from financing activities
Proceeds from sale of common stock	1
Contributions of capital from parent	5,309,570
Net cash provided by financing activities	5,309,571
Net change in cash balance	$-

Beginning cash	-

Ending cash	$-

Supplemental disclosure of non-cash investing and financing activities
Accounts payable paid directly by parent	$225,104

Supplemental disclosure of cash flow information
Cash paid for interest	$-
Cash paid for income taxes	$-

The accompanying notes are an integral part of these financial statements.

Zurvita, Inc.
(A Wholly-Owned Subsidiary of The Amacore Group, Inc.)

Notes to the Financial Statements
For the Period January 25, 2008 (Date of Inception) through December 31, 2008

NOTE 1 – NATURE OF OPERATIONS

Zurvita, Inc. (the “Company”) was incorporated on January 25, 2008 and is a wholly-owned subsidiary of The Amacore Group, Inc. (the “parent”).  The Company is a provider of products and benefits through the use of a multi-level marketing distribution channel which consist of independent business operators.  The products marketed include residential gas and electricity energy rate plans, discount healthcare benefits and discount benefits on various retail products and services.  The Company also markets numerous low cost ancillary products such as home warranty, legal assistance and restoration services for identity theft and consumer credit.  The Company’s operations are based in Houston, Texas.

As a wholly owned subsidiary the Company receives various administrative and corporate support services from the parent.  There is currently no intercompany charge for these overhead expenses and these expenses are not reflected in the financial statements.  If the Company was not wholly owned or controlled by an affiliated entity, its results of operations could be different from the results of operations as a consolidated subsidiary.  Management believes additional services required to operate on a standalone basis, if any, would not be material to the operations of the Company.

Management’s Assessment of Liquidity

At December 31, 2008, the Company had negative working capital of approximately $1.3 million and accumulated deficit of approximately $6.2 million. For the period from inception through December 31, 2008, the Company had an operating loss of approximately $6.2 million and negative cash flows from operating activities of approximately $5.2 million.

We believe that without significant equity and debt investment from either our parent or outside sources, the Company will not be able to sustain its current planned operations for the next 12 months. During 2008, the Company received approximately $5.7 million of equity contributions and other financial support from its parent. Subsequent to December 31, 2008, the Company has received approximately another $2.8 million in equity contributions from its parent.

In order to raise capital, the Company or its parent may sell additional equity or convertible debt securities which would result in additional dilution to our stockholders. The issuance of additional debt would result in increased expenses and could subject us to covenants that may have the effect of restricting our operations. We can provide no assurance that additional financing will be available in an amount or on terms acceptable to us, if at all. If we are unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms favorable to us, we may be unable to execute upon our business plan or pay our costs and expenses as they are incurred, which could have a material, adverse effect on our business, financial condition and results of operations.

Zurvita, Inc.
(A Wholly-Owned Subsidiary of The Amacore Group, Inc.)

Notes to the Financial Statements
For the Period January 25, 2008 (Date of Inception) through December 31, 2008

NOTE 2 – BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Membership Fees

The Company recognizes revenues from membership fees as earned for the sales of health-related discount benefit plans and other lifestyle discount benefit programs, such as household protection and personal financial services.   These arrangements are generally renewable monthly and revenue is recognized over the renewal period.  As these products often include elements sold through contracts with third-party providers, the Company considers each contractual arrangement in accordance with EITF 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent (EITF 99-19). The Company’s current contracts meet the requirements of EITF 99-19 for reporting revenue on a gross basis. The Company records a reduction in revenue for estimated refunds, chargebacks from credit card companies, and allowances based upon experience and management’s evaluation of current facts and circumstances. Refunds and chargebacks totaled approximately $80 thousand for the period from inception through December 31, 2008.  An estimate for refunds and chargebacks of approximately $10 thousand at December 31, 2008 is included in accrued expenses in the accompanying balance sheet.

Commissions

The Company is paid a commission for its sales of third-party products. Commissions are recognized as products are sold and services performed and the Company has accomplished all activities necessary to complete the earnings process.

Marketing Fees and Materials

The Company markets certain of its products through a multi-level sales organization whereby independent distributors establish their own network of associates. The independent distributors pay the Company a fee to become marketing representatives on behalf of the Company. In exchange, the representatives receive access, on an annual basis, to various marketing and promotional materials and tools as well as access to customized management reports; accordingly revenue from marketing fees is recognized over an annual period.  The Company also earns ancillary revenue from the sale of marketing materials recognized when marketing materials are provided to the representatives.

Concentration of Credit Risk

At certain times during the year, the Company’s bank deposits exceed the amounts insured by the FDIC. As of December 31, 2008, the Company had no deposits in excess of FDIC insured limits.  Should the financial institution cease operations when the Company’s deposit balances exceed FDIC insured limits, it would be a significant disruption to the Company’s cash flow.  Management continually monitors the Company’s banking relationships to lessen this risk.  Additionally, all of the Company’s credit card processing is with one merchant processor, as well as all multi-level marketing sales commission payments are calculated by a third-party service provider.

Use of Estimates

 The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  The accounting estimates requiring a high degree of management’s subjective judgment include the allowance for sales refund, capitalization of certain assets, depreciable/amortizable lives, and expected volatility of share based compensation.  Due to the uncertainty inherent in such estimates, actual results may differ from those estimates.

Zurvita, Inc.
(A Wholly-Owned Subsidiary of The Amacore Group, Inc.)

Notes to the Financial Statements
For the Period January 25, 2008 (Date of Inception) through December 31, 2008

Accounts Receivable

 Accounts receivable are stated at estimated net realizable value.  Accounts receivable are primarily comprised of balances due from memberships, net of estimated allowances for uncollectible accounts.  In determining collectability, specific customer issues are reviewed to arrive at appropriate allowances. At December 31, 2008, no allowance was recorded.

Agent Advanced Compensation

The Company entered into loan agreements with independent sales agents for advanced compensation.  The loan agreements have an approximately 2.5 year term; however, if an agent is still selling for the Company at the maturity date then the note is forgiven.  Therefore, the loans are expensed over the term.  The expense is recognized in selling and marketing expenses on the statement of operations.  Approximately $298 thousand was expensed during the period from January 25, 2008 (date of inception) through December 31, 2008.  As of December 31, 2008 the balance of the loans was approximately $1.1 million.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost.  The cost of additions and improvements are capitalized, while maintenance and repairs are charged to expense as incurred.  The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the property as follows: computer hardware, 3 years; furniture and fixtures, 7 years; equipment and machinery, 5 years; and leasehold improvements, the shorter of the term of the lease or the life of the asset.  When assets are retired or otherwise disposed of, the assets and related accumulated depreciation are eliminated from the accounts and the resulting gain or loss is reflected in the results of operations.

Stock-Based Compensation

The Company accounts for share-based payments in accordance with Statement of Financial Accounting Standards No. 123R, Share Based Payment (SFAS 123R).  SFAS 123R requires that the cost resulting from all share-based payment transactions, including those awarded by the parent, be recognized in the financial statements.  SFAS 123R establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement method in accounting for share-based payment transactions.  The Company uses the Black-Scholes Option Pricing Model in computing fair value of warrant instrument issuances.  The fair value is reflected as share based compensation expense and as a capital contribution in the Company’s financial statements over the requisite service period.

Income Taxes

We account for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109).  Under SFAS 109, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

We also follow guidance of Financial Accounting Standards Board’s Interpretation No. 48, Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109 (FIN 48). FIN 48 clarified the accounting for uncertainty in an enterprise's financial statements by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 requires us to evaluate our open tax positions that exist on the date of initial adoption in each jurisdiction.

Zurvita, Inc.
(A Wholly-Owned Subsidiary of The Amacore Group, Inc.)

Notes to the Financial Statements
For the Period January 25, 2008 (Date of Inception) through December 31, 2008

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, we believe it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.  The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest and penalties associated with unrecognized tax benefits are classified as income tax expense in the statement of operations.

Recent Accounting Pronouncements

In February 2008, the Financial Accounting Standards Board issued Financial Staff Position SFAS 157-2, Effective FASB Statement No. 157 (FSP 157-2), which delays the effective date of SFAS No. 157, Fair Value Measurements (SFAS 157), for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  FSP 157-2 partially defers the effective date of SFAS 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years for items within the scope of this FSP.  FSP is effective for the Company beginning January 1, 2009.  The Company is evaluating the impact of the pronouncement in its financial statements.

NOTE 3 – PROPERTY, PLANT AND EQUIPMENT, NET

Property, Plant and Equipment, net of accumulated depreciation, consist of the following at December 31, 2008:

2008
Computer hardware	$18,943
Furniture and fixtures	43,969
Equipment and machinery	25,168
Leasehold improvements	55,560
143,640
Less accumulated depreciation	(11,882)
Total	$131,758

Depreciation expense was approximately $12 thousand for the period from January 25, 2008 (date of inception) through December 31, 2008.

Zurvita, Inc.
(A Wholly-Owned Subsidiary of The Amacore Group, Inc.)

Notes to the Financial Statements
For the Period January 25, 2008 (Date of Inception) through December 31, 2008

NOTE 4 – ACCRUED EXPENSES

 Accrued expenses consist of the following at December 31, 2008:

Income tax payable	$16,133
Marketing materials	8,485
Payroll	38,981
Professional fees	594,420
Refund reserve	10,000
Rent	7,642
Sales tax payble	4,930
Total	$680,591

NOTE 5 – DEFERRED REVENUE

Deferred revenue consists of the following at December 31, 2008:

2008
Deferred marketing fees	$974,939
Deferred membership fees	110,737
Total	$1,085,676

NOTE 6 – COMMON STOCK

The Company has authorized one hundred (100) common shares.  As of December 31, 2008, 100 shares were issued and outstanding.   On all matters required by law to be submitted to a vote of the holders of the common stock, each share of common stock is entitled to one vote per share.

Subsequent to the initial issuance of shares, the parent has funded $5.7 million for operations.  This additional funding represents additional paid-in capital with respect to the aforementioned shares.

Zurvita, Inc.
(A Wholly-Owned Subsidiary of The Amacore Group, Inc.)

Notes to the Financial Statements
For the Period January 25, 2008 (Date of Inception) through December 31, 2008

NOTE 7 - INCOME TAXES

The below tables present the Company’s current year income tax provision and the temporary differences that result from the differences in recognition criteria of certain income and expense items for financial reporting purposes and income tax purposes.

2008
Computed tax benefit at the statutory rate of 34%	$(2,110,683)
State income tax	16,133
Change in deferred tax valuation allowance	2,110,683
Current income tax expense	$16,133

Temporary differences that give rise to deferred tax assets and liabilities:

2008
Deferred tax assets:
Net operating loss carryforward	$2,124,496
Other	3,400
Gross deferred tax asset	2,127,896

Deferred tax liabilities:
Depreciation of property, plant and equipment	17,213
Gross deferred tax liability	17,213

Deferred tax asset - net	2,110,683
Valuation allowance	(2,110,683)
Net Deferred tax asset	$-

As of December 31, 2008, realization of the Company’s net deferred tax assets of approximately $2.1 million was not considered more likely than not and accordingly, a valuation allowance was provided of an amount equal to less the income tax expense amount that the Company incurred attributed to the Texas gross margin tax of approximately $16 thousand.  As a result of this tax, the net change in the total valuation allowance for the period from January 25, 2008 (date of inception) through December 31, 2008 was approximately $2.1 million.

The Company has a total of approximately $6.2 million of net operating losses available to be offset against future taxable income and that beginning 2028.

The Company is a wholly-owned subsidiary of the parent.  As such, the Company’s federal income taxes are filed as part of the consolidated tax return and in the event they were to leave the group, the net operating loss carryforward would go with them.  The parent has adopted the provisions of FIN 48.  The adoption did not have a significant effect on the parent’s financial statements.

Zurvita, Inc.
(A Wholly-Owned Subsidiary of The Amacore Group, Inc.)

Notes to the Financial Statements
For the Period January 25, 2008 (Date of Inception) through December 31, 2008

NOTE 8 - COMMITMENTS AND CONTINGENCIES

The Company is committed under one lease for office space through July 2009.   For the period from January 25, 2008 (date of inception) through December 31, 2008, rent expense was approximately $76 thousand.

The future minimum lease payments required for the Company’s leased office total approximately $58 thousand for the period from January 25, 2008 (date of inception) through December 31, 2008.

During 2008, the Company’s parent entered into a 5-year employment agreement with Mark Jarvis (“Mr. Jarvis”) to operate as the Company’s Senior Vice President.  Base salary for first year is $480,000 and is subject to adjustment on each yearly anniversary date.  The parent’s board of directors shall review and approve any salary increase in excess of an amount greater than the Consumer Price Index (“CPI”) or such other similar index reflective of the cost of living increase in the Houston metropolitan area from the beginning of the yearly period to the end of the yearly period with respect to the CPI applicable to the said metropolitan area.

Mr. Jarvis is eligible to receive incentive compensation at a rate of 20% of all net profits earned by the Company.  Net profit is defined as all revenue earned by the Company less all expenses directly incurred by the Company in developing and supporting the Division, without limitation, Mr., Jarvis’ base salary; monies paid to top-line producers in connection with attracting such producers to Jarvis’ sales force; all sales support materials developed by the Company and distributed to Mr. Jarvis’ sales force; and any and all non-cash expenses paid or otherwise attributed to Mr. Jarvis.   The incentive compensation, if earned, is payable as 50% in cash and 50% in the parent’s class A common shares.  Mr. Jarvis must remain in the continuous employment of the Company up to and including the date incentive compensation is to be paid.  As of December 31, 2008, no incentive compensation was earned or payable to Mr. Jarvis.

The agreement will terminate in the event 50% or more of the equity securities or substantially all of the assets of the Company are acquired by any single person or identifiable group and within a 12 month period following such event his employment is terminated.  The effect of such event will obligate the parent to pay a lump sum amount equal to the aggregate of accrued but unpaid base salary, accrued but unpaid expenses, accrued but unpaid incentive compensation or other bonuses, unissued warrants, and an amount equal to three times the total compensation which would have been paid to Jarvis in the full calendar year of termination.  In the event Mr. Jarvis terminates his employment by reason of a breach of this agreement by parent and failure of parent to cure such breach within 30 days of receipt of notice, the aforementioned obligation would arise.

The agreement also contains a standard indemnification clause.

NOTE 9 – SHARE BASED COMPENSATION

During the period from January 25, 2008 (date of inception) through December 31, 2008, the parent granted to Mr. Jarvis, 800,000 warrants to purchase common stock in the parent in connection with his employment agreement with the Company.  In the event the warrants are exercised, the parent will issue the corresponding authorized and available common stock to the warrant holder.  The contractual term of the warrants issued during 2008 was five years.

As of December 31, 2008, the Company recognized stock-based compensation expense related to the issuance of the compensatory warrants to Mr. Jarvis, within the statement of operations in the amount of approximately $164 thousand.

The fair value of each warrant is estimated on the date of the grant using the Black-Scholes Option Pricing Model that uses the assumptions noted in the following table.  Expected volatility is based on the historical volatility of the parent’s common stock.    The risk-free rate for periods within the contractual life of the warrant is based on the U.S. Treasury Strip yield curve in effect at the time of grant.  The expected term of warrants granted represents the period of time that warrants are expected to be outstanding.  The Company has estimated the expected life to be equal to the contractual life due to the limited history of exercised warrants.

Zurvita, Inc.
(A Wholly-Owned Subsidiary of The Amacore Group, Inc.)

Notes to the Financial Statements
For the Period January 25, 2008 (Date of Inception) through December 31, 2008

Assumptions used to determine the fair value of the warrants granted are as follows:

2008
Weighted average values:
Expected dividends	0%
Expected volatility	221%
Risk free interest rate	2.98%
Expected life	5 years

As of December 31, 2008, there was approximately $180 thousand of total unrecognized compensation cost related to non-vested warrants that is expected to be recognized over a weighted-average period of approximately 3 years.   During the period from January 25, 2008 (date of inception) through December 31, 2008, there were 800,000 warrants outstanding and exercisable.  No warrants vested or expired, nor were any warrants exercised or forfeited as of December 31, 2008. The intrinsic value of warrants oustanding as of December 31, 2008 was $0.  The weighted average exercise price of warrants granted as of December 31, 2008 was $0.60.  The weighted average grant date fair value of warrants granted as of December 31, 2008 was $0.43.

NOTE 10 - LEGAL PROCEEDINGS

As of December 31, 2008, we were involved in the following lawsuit.

Mark Jarvis and Zurvita, Inc. v. AmeriPlan Corp. v. Alan Masters v. The Amacore Group, Inc., Patty Duke, Rusty Duke, Gail Weitl and Rick Weitl; In the 192nd Judicial District Court of Dallas County, Texas; Cause No. DC-08-0ll0l-K. The Company initiated this action on January 30, 2008 in an attempt to clarify its rights to engage in business with Mr. Jarvis and various other individuals.  Mr. Jarvis is a former employee of AmeriPlan who left to work at the Company, along with certain others that were formerly associated with AmeriPlan.  AmeriPlan responded to the action by asserting counterclaims against the Company, Mr. Jarvis and others that were formerly associated with AmeriPlan for breach of contract, breach of fiduciary duties and duties of loyalty, tortuous interference with business and contractual relations, misappropriation of confidential information, conversion, unfair competition, and conspiracy. In response to the counterclaims, the parent, on behalf of itself, the Company, and its employees, asserted numerous affirmative defenses to the claims. Discovery in this matter is ongoing. This matter is set for trial in January, 2010.  As of December 31, 2008, potential for loss, if any, with respect to this matter is not estimable.

NOTE 11 – RELATED PARTY TRANSACTIONS

During 2008, the Company received approximately $5.7 million of equity contributions from its parent.

There are immediate family members of Mr. Jarvis, who operate as Independent Business Owners (“IBO”) who were paid agent advances and commission compensation which amounted to approximately $62 thousand and approximately $53 thousand, respectively, for the period from January 25, 2008 (date of inception) through December 31, 2008, for work in which they perform on behalf of the Company.

NOTE 12 – SUBSEQUENT EVENTS

Subsequent to December 31, 2008, the Company has received approximately another $2.8 million in equity contributions from its parent for operating purposes.